                                                                   EXHIBIT 10.13


                                   Agreement
                                    Between
                       MRA Systems, Inc., dba GE Access
                                      and
                                EpicEdge, Inc.
                   for purchase of Sun Microsystem Products


This Agreement between MRA Systems, Inc. dba GE Access and EpicEdge, Inc. ("Reseller") is entered as of the 29th day of February, 2000 ("Effective Date").

This Agreement is entered into in contemplation of the following:
A. Reseller desires to designate GE Access as its Master Reseller through which to purchase certain products manufactured by Sun Microsystems, Inc. ("Sun Products") and related services.
B. Reseller has executed and accepted certain Terms and Conditions of GE Access ("T/Cs"), which contain terms applicable to its purchases and other transactions with GE Access.
C. GE Access and Reseller have discussed certain additional terms that will mutually benefit both parties, which they wish to apply to Reseller's purchases of Sun Products and/or services from GE Access.

Therefore, in consideration of the mutual promises and undertakings of the parties and for other valuable consideration, which the parties acknowledge is sufficient, Reseller and GE Access agree as follows:

1. The terms of this Agreement and Exhibits shall apply from the Effective Date through February 28, 2001 ("Expiration Date").

2. Reseller agrees to designate GE Access as its Master Reseller through which to purchase certain products manufactured By Sun Microsystems, Inc. ("Sun Products") and related services for the term of this Agreement.

3. Both parties agree that the specified additional terms listed in the attached Exhibit A are incorporated herein and will apply in connection with all of Reseller's purchases of Sun Products from GE Access during the term of this Agreement.

4. In the event Reseller's status as an authorized Sun Reseller is terminated, Reseller will forfeit all rights under this Agreement and as described in Exhibit A. Upon expiration or breach of this Agreement, Reseller will forfeit all rights under this Agreement and as described in Exhibit A.

5. Sun Products are not designed or intended for use in on-line control of aircraft, air traffic, aircraft navigation or aircraft communications; or in the design, construction, operation or maintenance of any nuclear facility. Sun and GE Access specifically disclaim any express or implied warranty of fitness for such uses. Reseller represents and warrants that it will not knowingly use or resell Sun Products for such purposes, and that it will use its best efforts to ensure that its customers are provided with a copy of the foregoing notice.

6. This Agreement constitutes an addendum to the most recent T/Cs signed by Reseller. If there is any conflict between the terms of this Agreement and the T/Cs, the terms herein shall take precedence.

7. A fully signed facsimile of this Agreement shall be considered as valid as an original, and shall be deemed admissible by the parties in any proceeding to enforce the terms hereof.

8. The terms of this Agreement shall be kept in confidence by the parties and shall not be disclosed by them or any of their agents or employees to any third party, unless in connection with any proceeding to enforce their rights hereunder (in which case the parties will agree to a protective order ensuring the confidentiality of the terms) or pursuant to a valid order of a court with proper jurisdiction (after the disclosing party has given at least 10 days written notice to the other party and an opportunity for it to seek a protective order if it deems such to be necessary.

9. In the event that Sun Microsystems, Inc. changes the Master Reseller pricing. Reseller agrees that GE Access may correspondingly adjust the discount rate for Resellers' purchases from GE Access.

10. In the event that Sun Microsystems, Inc. changes the Master Reseller pricing strategy and/or Sun product classifications, Reseller agrees that GE Access may adjust their pricing for Resellers' purchases from GE Access.

By signing this Agreement below, the undersigned acknowledge that they understand and agree to the terms set forth herein and that they have authority to execute this Agreement and to bind their respective companies hereto.


EpicEdge, Inc. (Reseller)                       MRA Systems, Inc. dba GE Access


By:  /s/ Gary A. Reece                          By:
   ---------------------------------------         -----------------------------
Printed name  Gary A. Reece                     Printed name
              ----------------------------                  --------------------
Title         VP of Technology Integration      Title
              ----------------------------                  --------------------
Date          3/10/00                           Date
              ----------------------------                  --------------------

                                   Exhibit A


PRICING TERMS FOR SUN MICROSYSTEMS COMPUTER SYSTEMS PRODUCTS
------------------------------------------------------------
(based on Reseller's existing or forecasted performance)

Product Category             Discount Level Off Of Sun's Current List Price           Accrued Funding Rate
----------------             ----------------------------------------------           --------------------

A Products                                     33.00%                                        0._%
B Products                                     25.00%                                        0._%
H Products                                     17.00%                                        0._%
E 10K Products                                 31.75%                                        0._%

PRICING MODEL FOR SUN MICROSYSTEMS COMPUTER SYSTEMS PRODUCTS - COMMERCIAL CONTRACT
----------------------------------------------------------------------------------

   GE Access                                                                                                         Accrued
Revenue Run Rate             A Discount*           B Discount*         H Discount*        E10K Discount*          Funding Rate*
----------------             -----------           -----------         -----------        --------------          -------------
[$1MM                          30.00%                 25.00%              15.00%              28.75%                  0.00%
$1MM-$2.5MM                    31.00%                 25.00%              15.00%              29.75%                  0.00%
$2.5MM-$5MM                    32.00%                 25.00%              16.00%              30.75%                  0.00%
$5MM-$20MM                     33.00%                 25.00%              17.00%              31.75%                  0.00%
$20MM-$50MM                    33.00%                 25.00%              17.00%              31.75%                  0.10%
$50MM-$75MM                    33.00%                 25.00%              17.00%              31.75%                  0.25%
]$75MM                         33.00%                 25.00%              17.00%              31.75%                  0.75%

* Reseller's revenue run rate is calculated on total revenues of products and services purchased by Reseller from GE Access. Discount rates are based on a percentage discount off of Sun's list price in effect on the date of purchase. Accrued Funding rates are based on Reseller's annualized run rate of purchases of Sun Computer Systems Products through GE Access.

Accrued funds may only be used for the following:
--------------------------

Accrued funds have no cash value and may not be redeemed by Reseller for cash or otherwise. Accrued funds may only be used to fund services approved by Reseller and GE Access. Accrued funds will expire and be forfeited by Reseller, if they are not used with the approval of Reseller and GE Access before the expiration or any breach of the base Agreement. Reseller is responsible for proposing the use of Accrued funds. GE Access can not be held responsible for any Accrued funds and/or credits which may be forfeited if Reseller fails to use Accrued funds or propose reasonable means for their use. Reseller shall not be entitled to the items listed in this Exhibit A to the extent Reseller fails to comply with the Customer Terms & Conditions and/or the base Agreement Between MRA Systems, Inc. dba GE Access and Reseller for purchase of Sun Products ("Agreement"). In no event shall Reseller be entitled to the cash value of any unused Accrued funds or credits.

DISCOUNT ADJUSTMENT POLICY
--------------------------

Reseller's revenue history will be reviewed at the end of each calendar quarter to assess Reseller's 3-, 6-, 9- and 12-month performance and to confirm Reseller has been performing at the revenue run rate required for the discount and accrued funding levels described above. If Reseller's run rate for any of those periods is greater than the minimum required to reach a higher discount tier, Reseller will be notified quarterly in writing by GE Access of the appropriate upward adjustment of Reseller's discount and/or accrued funding levels, effective on the fifteenth (15th) day of the first month of the following quarter. If Reseller's run rate is below the minimum to maintain Reseller's current discount rate, Reseller will be notified in writing by GE Access that Reseller has an additional ninety (90) days in which to increase its run rate in order to maintain the same discount and/or accrued funding levels. If the required minimum run rate for any of the above measurement periods is not resumed after ninety (90) days, Reseller's discount and/or accrued funding levels will be adjusted to the new levels corresponding to the reduced run rate, effective on the first (1st) day of the second month of the following quarter.

INSTRUCTIONS: The accrual funds described on Exhibit A may be used for any of the following Services. You should determine which of the following items will be most valuable to your Reseller and use them in your negotiations. When you offer one or more of the following, you must "copy" the title and language and "paste" it into Exhibit A of the Agreement between MRA Systems, Inc. dba GE
Access and                for the Purchase of Sun Microsystem Products in the
appropriate section.

                      Exhibit A - Uses for Accrual Funds

Accrual Funds for Educational Services
--------------------------------------

Accrual funds may be used for Educational Services offered at any GE Access Education Centers. In order to be eligible to receive such Educational Services, Reseller is required to agree to and execute the GE Access Education Services Enrollment Terms and Conditions.

Accrual Funds for System Engineering Services
---------------------------------------------

Accrual funds may be used for System Engineering Services offered by GE Access. In order to be eligible to receive such system Engineering Services, Reseller is required to agree to and execute the GE Access System Engineering Service Terms and Conditions.

Accrual Funds for Integration Services
--------------------------------------

Accrual funds may be used for Integration Services offered by GE Access.

Accrual Funds for Consulting Partner Network (CPN) Services
-----------------------------------------------------------

Accrual funds may be used for Services offered through the Consulting Partner Network offered by GE Access. In order to be eligible to receive such Consulting Partner Services, Reseller is required to agree to and execute the GE Access Consulting Partner Network Service Reselling Terms and Conditions.

Accrual Funds for Six Sigma Quality Services
--------------------------------------------

Accrual funds may be used for Six Sigma Quality Services offered by GE Access. In order to be eligible to receive such Six Sigma Quality Services, Reseller is required to agree to and execute the GE Access Six Sigma Quality Services Terms and Conditions.

Accrual Funds for Freight Carrier Charges
----------------------------------------

Accrual funds may be used for freight carrier charges incurred by Reseller related to shipments of Product from GE Access as reflected on Reseller invoices.

Accrual Funds for Freight Insurance Charges
-------------------------------------------

Accrual funds may be used for freight insurance charges incurred by Reseller related to shipments of Product from GE Access as reflected on Reseller invoices.

Accrual Funds for Integration Services
--------------------------------------

Accrual funds may be used for integration Services offered by GE Access as reflected on Reseller invoices.